Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Arthur J. Gallagher & Co. of our report dated December 6th, 2024, relating to the financial statements of Dolphin Topco, Inc., which appears in Arthur J. Gallagher & Co.’s Current Report on Form 8-K dated December 7th, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, Florida

December 9th, 2024

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